UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2006

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 21, 2006, the following information related to the products and current and future clinical programs of Inspire Pharmaceuticals, Inc. (the “Company”) was presented at the Company’s Research and Development Investor Meeting in New York, New York:

•	Overview Presentation, presented by Christy L. Shaffer, Ph.D., President and Chief Executive Officer, Inspire Pharmaceuticals, Inc., Durham, North Carolina.

•	Overview of Cystic Fibrosis, presented by Richard C. Boucher, MD, Kenan Professor of Medicine and Director, Cystic Fibrosis/Pulmonary Research and Treatment Center, University of North Carolina, Chapel Hill.

•	Presentation Regarding Denufosol Tetrasodium, presented by M. Lynn Smiley, MD, Chief Medical Officer, Inspire Pharmaceuticals, Inc., Durham, North Carolina.

•	Overview of Allergic Rhinitis, presented by William E. Berger, MD, MBA, Clinical Professor, Department of Pediatrics, Division of Allergy and Immunology, University of California, Irvine.

•	New Opportunity in Allergic Rhinitis, presented by Donald J. Kellerman, PharmD, Senior Vice President, Development, Inspire Pharmaceuticals, Inc., Durham, North Carolina.

•	Presentation Regarding INS50589 Antiplatelet, presented by Benjamin R. Yerxa, Ph.D., Chief, Scientific Operations and Alliances, Inspire Pharmaceuticals, Inc., Durham, North Carolina.

The full presentations are furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The furnishing of the attached information is not an admission as to the materiality of any information set forth therein.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Presentations made on March 21, 2006 at Inspire’s Research and Development Investor Meeting in New York, New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer, President and Chief Executive Officer

Dated: March 21, 2006

EXHIBIT INDEX

No.	Description

99.1	Presentations made on March 21, 2006 at Inspire’s Research and Development Investor Meeting in New York, New York.